                                                                 Exhibit 3.3(ii)

                               State of Delaware

                       Office of the Secretary of State

                       --------------------------------


          I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "POLYMER GROUP, INC.", CHANGING ITS NAME FROM "POLYMER GROUP, INC." TO "PGI POLYMER, INC.", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF JUNE, A.D. 1994, AT 3 O'CLOCK P.M.







                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             Authentication:  8530364
                                                       Date:  06-25-97

                           CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION
                                      OF
                              POLYMER GROUP, INC.

                           *   *   *   *   *   *   *

                        Adopted in accordance with the
                          provisions of (S)242 of the
                        General Corporation Law of the
                               State of Delaware

                           *   *   *   *   *   *   *


          James G. Boyd and Charlotte Crosby, being the Executive Vice President and Assistant Secretary, respectively, of Polymer Group, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DO HEREBY CERTIFY as follows:

          FIRST:   The Board of Directors of the Corporation adopted the
resolution set forth below proposing the amendment to the Certificate of Incorporation (the "Amendment") and directed that the Amendment be submitted to the holders of the issued and outstanding shares of Common Stock of the Corporation entitled to vote thereon for its consideration and approval:

               RESOLVED, that the board of directors of the Corporation deem it advisable and in its best interest to amend its Certificate of Incorporation of the Corporation by deleting ARTICLE ONE in its entirety and inserting in its place a new ARTICLE ONE to read as follows:

                                  ARTICLE ONE
                                  -----------

               The name of the corporation is PGI Polymer, Inc.

          SECOND:  The Amendment as duly adopted in accordance with (S)228 and
(S)242 of the General Corporation Law of the State of Delaware by the holders of the issued and outstanding shares of the Common Stock of the Corporation entitled to vote thereon.

                           *   *   *   *   *   *   *

          IN WITNESS WHEREOF, the undersigned, do hereby certify under penalties of perjury that this Certificate of Amendment is the act and deed of the undersigned and the facts stated herein are true and accordingly have hereunto set their hands this 16th day of June, 1994.


                                     POLYMER GROUP, INC.,
                                     a Delaware corporation



                                     By: /s/ James G. Boyd
                                         -----------------------------
                                         James G. Boyd
                                         Executive Vice President


ATTEST:

By:  /s/ Charlotte Crosby
     ------------------------
     Assistant Secretary